Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Mark Maring

Tel: +1-585-598-6874

GateHouse Media Schedules Second Quarter Earnings Release and Conference Call

Fairport, N.Y., July 31, 2008 - GateHouse Media, Inc. (NYSE: GHS) announced today that it plans to release its second quarter 2008 financial results before the market opens on Friday, August 8, 2008. The Company has scheduled a conference call to discuss the financial results on Friday, August 8, 2008, at 10:00 a.m. Eastern Time. The conference call can be accessed by dialing (877) 545-1409 (from within the U.S.) or (719) 325-4910 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “GateHouse Media Second Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.gatehousemedia.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 p.m. Eastern Time on August 22, 2008 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.). Please reference access code “264-5648.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 97 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS”.

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.